UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2007 (June 13, 2007)

MOMENTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Introductory Note

As previously disclosed, in July 2006, Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a series of agreements, including a Stock Purchase Agreement and an Investor Rights Agreement, each with Novartis Pharma AG, and a Memorandum of Understanding (the “MOU”) with Sandoz AG, an affiliate of Novartis Pharma AG.

Pursuant to the terms of the Stock Purchase Agreement, the Company sold 4,708,679 shares of common stock (the “Shares”) to Novartis Pharma AG for an aggregate purchase price of $75.0 million.  Pursuant to the terms of the Investor Rights Agreement, Novartis Pharma AG is entitled to “piggyback” and demand registration rights with respect to the Shares, and has agreed until the earliest of (i) the termination of the MOU (or, if later entered into, a collaboration and license agreement between the parties), (ii) the Termination Date (as defined in the Investor Rights Agreement) and (iii) 24 months from the date of the closing of the purchase of the Shares, not to acquire any additional voting securities of the Company (other than an acquisition resulting in Novartis Pharma AG and its affiliates beneficially owning no greater than 13.5% of the Company’s total outstanding voting securities) nor make any public proposal for any merger, business combination or other extraordinary transaction or seek to control or influence the Company’s management, board of directors or policies, in each case subject to specified exceptions described in the Investor Rights Agreement.

Under the terms of the MOU, the Company agreed to, among other things, exclusively collaborate with Sandoz AG on the development and commercialization of four follow-on and complex generic products for sale in specified regions of the world.  The parties agreed to share profits from the sale of such products in varying proportions, depending on the product, with the Company receiving fifty percent of the profits with respect to its M356 product, a technology-enabled generic version of Copaxone®, which is a complex mixture drug indicated for reduction of the frequency of relapses in patients with Relapse-Remitting Multiple Sclerosis.  In addition, the Company and Sandoz AG agreed to negotiate additional collaboration agreements with respect to other mutually selected products, and the Company granted Sandoz AG the right to negotiate expanded territories for certain products already part of the collaboration.  The terms of the MOU were to remain in effect until such time as the parties executed a collaboration and license agreement.

Execution of Collaboration and License Agreement

On June 13, 2007, the Company and Sandoz AG executed a definitive Collaboration and License Agreement (the “Collaboration Agreement”).  Under the terms of the Collaboration Agreement, the Company and Sandoz will exclusively collaborate on the development and commercialization of four follow-on and complex generic products for sale in specified regions of the world.  Each party has granted the other an exclusive license under its intellectual property rights to develop and commercialize such products for all medical indications in the relevant regions.

Costs, including development costs and the cost of clinical studies, will be borne by the parties in varying proportions, depending on the type of expense and the product.  Sandoz and the Company have agreed to jointly collaborate in the development and commercialization of the products, using commercially reasonable efforts to develop the products, to achieve legal clearance, and bring the products to the market in the relevant territories within a commercially reasonable time period.  The parties will share profits in varying proportions, depending on the product, with the Company receiving fifty percent of the profits with respect to one of the products.  The Company is eligible to receive up to $188.0 million in milestone payments if all milestones are achieved for the four product candidates.

The parties have agreed to form a joint steering committee, comprised of three representatives from each party, which shall be responsible for:  (i) overseeing the broad strategy of the collaborative program; (ii) final approval of annual collaboration plans and any changes thereto; (iii) resolving certain disputes; and (iv) performing such other tasks and undertaking such other responsibilities as are set forth in the Collaboration Agreement.  Sandoz has final decision-making authority with respect to certain development, regulatory and commercial decisions for certain products.  Sandoz has agreed to indemnify the Company for various claims, and a certain portion of such costs may be offset against certain future payments received by the Company.

The term of this Collaboration Agreement shall continue throughout the development and commercialization of the products until the last sale of the products by Sandoz, its affiliates or distributors, or sublicensees approved by the parties, anywhere in the relevant territory, unless earlier terminated by either party pursuant to the provisions of the Collaboration Agreement.  The Collaboration Agreement may be terminated if either party breaches the Collaboration Agreement or files for bankruptcy.  In addition, the following termination rights apply to some of the products, on a product-by-product basis: (i) if clinical trials are required, (ii) at Sandoz’ convenience within a certain time period, (iii) if the parties agree, or the relevant regulatory authority states in writing, that the Company’s intellectual property does not contribute to product approval, (iv) if Sandoz decides to permanently cease development and commercialization of a product or (v) by either party with respect to certain products if, following a change of control of the other party, such other party fails to perform its material obligation with respect to such product.

In addition, through the period ending July 24, 2011, the Company and Sandoz may negotiate additional collaboration agreements with respect to certain products, including expanded territories for certain products already part of the collaboration.  If the Company and Sandoz do not execute a definitive agreement within a specified time frame, the Company is permitted to enter into a transaction for such opportunity with a third party, provided that the terms which the Company gives to that third party can be no less favorable, taken as a whole, to the Company than the terms last offered to Sandoz.  If the Company does not enter into a transaction with a third party in a specified time frame, then the negotiations between the Company and Sandoz with respect to such product will start again, with the corresponding rights and obligations if the parties do not execute a definitive agreement within the specified time frame.

The foregoing description of the Collaboration Agreement is not complete and is qualified in its entirety by the full text of the Collaboration Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the Quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 13, 2007	By:	/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)